
<ARTICLE>                     5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
financial  statements of the Company for the year ended  December 31, 1998,  and should be read in  conjunction  with,  and is qualified in its entirety by, such financial statements.
</LEGEND>
<CIK>                           0001025362
<NAME>        GOLDEN QUEEN MINING CO. LTD.
<MULTIPLIER>                             1
<CURRENCY>                             USD

<PERIOD-TYPE>                       12-MOS
<FISCAL-YEAR-END>              DEC-31-1998
<PERIOD-START>                 JAN-01-1998
<PERIOD-END>                   DEC-31-1998
<EXCHANGE-RATE>                          1
<CASH>                           1,197,029
<SECURITIES>                             0
<RECEIVABLES>                       12,692
<ALLOWANCES>                             0
<INVENTORY>                              0
<CURRENT-ASSETS>                 1,282,663 <F1>
<PP&E>                          26,160,428 <F2>
<DEPRECIATION>                     223,571
<TOTAL-ASSETS>                  27,443,091
<CURRENT-LIABILITIES>              182,835
<BONDS>                            807,750<F3>
<PREFERRED-MANDATORY>                    0
<PREFERRED>                              0
<COMMON>                        30,805,074
<OTHER-SE>                      (4,352,568)<F4>
<TOTAL-LIABILITY-AND-EQUITY>    27,443,091
<SALES>                                  0
<TOTAL-REVENUES>                    74,646 <F5>
<CGS>                                    0
<TOTAL-COSTS>                            0
<OTHER-EXPENSES>                 1,025,568 <F6>
<LOSS-PROVISION>                         0
<INTEREST-EXPENSE>                  20,583
<INCOME-PRETAX>                          0
<INCOME-TAX>                             0
<INCOME-CONTINUING>                      0
<DISCONTINUED>                           0
<EXTRAORDINARY>                          0
<CHANGES>                                0
<NET-INCOME>                      (971,595)
<EPS-PRIMARY>                        (0.03)
<EPS-DILUTED>                        (0.03)

<F1>  Includes prepaid expenses and other current assets of $72,942.
<F2>  Consists of properties and equipment,  net of  depreciation of $1,090,536;
      mineral properties of $24,148,316; and other long-term assets of $921,576.
<F3>  Consists  of  $807,750  of notes  payable,  net of current  maturities  of
      $51,686 included in current liabilities.
<F4>  Consists  of  $4,352,568  of deficit  accumulated  during the  development stage.
<F5>  Consists of interest income of $74,646.
<F6>  Consists of general and  administrative  expenses of $1,001,062  and other expenses of $24,596.

